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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 33-54047 of Morgan Stanley Dean Witter Select Dimensions Investment Series on Form N-1A of our report dated February 14, 2001, appearing in the Statement of Additional Information and incorporated by reference in the Prospectuses, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, all of which are part of such Registration Statement.





Deloitte & Touche LLP
New York, New York
April 25, 2001